Exhibit 31.04

Certification

I, Thomas J. Seifert, certify that:

1. I have reviewed this Form 10-K/A of Symantec Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ THOMAS J. SEIFERT
Thomas J. Seifert
Executive Vice President and Chief Financial Officer

Date: July 25, 2014